EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Sawai Pharmaceutical Co., Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement on Form F-4.

/s/ KPMG AZSA LLC

Osaka, Japan

November 27, 2020